EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Title: Chief Marketing Officer
Phone: 479-785-6200	Phone: 479-719-4358
Email: dhumphrey@arcb.com	Email: kfieweger@arcb.com

ArcBest CorporationSM Announces First Quarter 2015 Results

•                  ArcBest experiences best first quarter in seven years

•                  First quarter 2015 net income of $0.7 million, or $0.03 per share.  Excluding pension settlement charges, first quarter 2015 net income was $1.4 million, or $0.06 per share.

•                  First quarter revenue growth and a positive pricing environment at ABF FreightSM resulted in improved operating margins.

•                  First quarter revenue at ArcBest’s emerging businesses increased by 16 percent as more comprehensive customer services were offered across the array of ArcBest companies.

FORT SMITH Arkansas, May 4, 2015 — ArcBest Corporation (Nasdaq: ARCB) today reported first quarter 2015 earnings of $0.03 per share compared to a first quarter 2014 net loss of $0.20 per share, as ABF Freight posted operating income and the emerging businesses, which in total equaled 29 percent of ArcBest’s revenue, all grew from the year-ago period.

Excluding pension settlement charges in both periods, ArcBest earned $0.06 per share in first quarter 2015 compared to a net loss of $0.11 per share last year.

ArcBest Corporation

Consolidated Results of Operations

First Quarter 2015

•                Revenue of $613.3 million, an increase of 6 percent over the prior year quarter of  $577.9 million

•                Net income of $0.7 million compared to a net loss of $5.2 million in the prior year quarter

•                Excluding pension settlement charges, net income of $1.4 million compared to a net loss of $2.9 million in the prior year quarter

“We were very gratified to see ArcBest post a first-quarter profit for the first time in seven years,” said ArcBest President and CEO Judy R. McReynolds. “As productivity and pricing improved, ABF Freight reversed last year’s first-quarter losses while maintaining its focus on better serving customers.  The emerging businesses contributed their largest revenue portion yet to ArcBest, at 29 percent of total consolidated revenue, as our efforts to provide tailored, customized solutions across the supply chain are resonating well.”

Freight Transportation (ABF Freight)

Results of Operations

First Quarter 2015

•                  Revenue of $441.2 million compared to $428.9 million in first quarter 2014, an increase of 2.9 percent

•                  Tonnage per day decrease of 0.5 percent versus first quarter 2014

•                  Total billed revenue per hundredweight of $28.06 compared to $27.05 the prior year, an increase of 3.7 percent

•                  Breakeven operating income compared to an operating loss of $12.2 million and an operating ratio of 102.8 percent in first quarter 2014

•                  Excluding adjustments for pension settlement charges, operating income of $0.9 million and operating ratio of 99.8 percent compared to an operating loss of $9.3 million and an operating ratio of 102.1 percent in first quarter 2014

•                  Though less of an effect than last year, results include a reduction in operating income associated with severe winter weather

ABF Freight experienced first quarter revenue growth on improved pricing despite the effects of a slight reduction in total freight tonnage.  By effectively managing its labor and equipment resources during the quarter, ABF Freight sought to maintain consistent service levels to both new and existing LTL customers.  Management focus has resulted in improved dock productivity as employees hired last year are more experienced in freight handling and loading.  Despite year-over-year reductions in fuel surcharge related to lower fuel prices, ABF Freight continued to experience positive account pricing through its traditional ability to focus on unique, customer-specific solutions.

Emerging, Non-Asset-Based Businesses

Results of Operations

First Quarter 2015

•                  Revenue of $183.7 million compared to $158.4 million in first quarter 2014, an increase of 16 percent

•                  These businesses equaled 29 percent of total consolidated revenue compared to 27 percent during the same period last year

•                  First quarter 2015 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $6.6 million compared to EBITDA in the first quarter of 2014 of $7.9 million, impacted by higher than expected healthcare and casualty claims

During the first quarter, ArcBest’s emerging, non-asset-based businesses continued to experience revenue growth highlighted by strong, double digit increases at ABF Logistics and ABF Moving.  ABF Logistics experienced significant growth in the freight brokerage business associated with additional shipments from new and existing customers and the expanding benefits of offering logistics services to customers across the ArcBest enterprise of companies.  As previously discussed, continued investments in personnel and resources needed to drive future growth are not yet fully contributing at margin levels expected when the business matures.

Compared to strong revenue growth last year, Panther had a moderate first quarter revenue increase on 16 percent growth in shipments, primarily driven by new customers.  Gross profit margins were impacted by demand softness and lower rates in the expedited market resulting from more readily available truckload capacity versus last year, and a shorter length of haul on new Panther business.  The quarter’s results were impacted by unfavorable experience in casualty claims and higher than expected healthcare costs, which in total increased Panther’s operating costs versus the same period last year by $1.5 million. Finally, costs associated with investments in additional sales personnel and infrastructure for future business growth also reduced first quarter 2015 profitability.

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2015 first quarter results. The call will be today, Monday, May 4, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 734-4208. Following the call, a recorded playback will be available through the end of the day on June 15, 2015. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call

ID for the playback is 21766025. The conference call and playback can also be accessed, through June 15, 2015, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended March 31, 2015 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; governmental regulations and policies; litigation or claims asserted against us; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources;

unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; increased competition from freight transportation service providers outside the motor carrier freight transportation industry; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; environmental laws and regulations, including emissions-control regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest CorporationSM and its subsidiary companies.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31
	2015	2014
	(Unaudited)
	($ thousands, except share and per share data)

REVENUES	$613,276	$577,904

OPERATING EXPENSES	611,996	586,606

OPERATING INCOME (LOSS)	1,280	(8,702)

OTHER INCOME (COSTS)
Interest and dividend income	234	190
Interest and other related financing costs	(1,002)	(808)
Other, net	400	365
	(368)	(253)

INCOME (LOSS) BEFORE INCOME TAXES	912	(8,955)

INCOME TAX PROVISION (BENEFIT)	167	(3,762)

NET INCOME (LOSS)	$745	$(5,193)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.03	$(0.20)
Diluted	$0.03	$(0.20)

AVERAGE COMMON SHARES OUTSTANDING
Basic	26,051,038	25,876,928
Diluted	26,588,518	25,876,928

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.03

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31 2015	December 31 2014
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$166,022	$157,042
Short-term investments	45,980	45,909
Restricted cash	1,386	1,386
Accounts receivable, less allowances (2015 — $5,653; 2014 — $5,731)	230,715	228,056
Other accounts receivable, less allowances (2015 — $1,489; 2014 — $1,701)	6,289	6,582
Prepaid expenses	22,599	20,906
Deferred income taxes	38,468	40,220
Prepaid and refundable income taxes	12,657	9,920
Other	4,907	4,968
TOTAL CURRENT ASSETS	529,023	514,989

PROPERTY, PLANT AND EQUIPMENT
Land and structures	264,740	251,836
Revenue equipment	628,136	633,455
Service, office, and other equipment	135,156	136,145
Software	119,431	116,112
Leasehold improvements	24,496	24,377
	1,171,959	1,161,925
Less allowances for depreciation and amortization	766,217	752,075
	405,742	409,850
GOODWILL	80,696	77,078
INTANGIBLE ASSETS, NET	72,862	72,809
OTHER ASSETS	53,376	52,896

	$1,141,699	$1,127,622

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$14,299	$16,095
Accounts payable	115,566	104,230
Income taxes payable	257	527
Accrued expenses	176,737	194,674
Current portion of long-term debt	22,639	25,256
TOTAL CURRENT LIABILITIES	329,498	340,782

LONG-TERM DEBT, less current portion	132,837	102,474
PENSION AND POSTRETIREMENT LIABILITIES	44,448	42,418
OTHER LIABILITIES	12,740	16,667
DEFERRED INCOME TAXES	64,245	64,398

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2015: 27,739,223 shares; 2014: 27,722,010 shares	277	277
Additional paid-in-capital	304,570	303,045
Retained earnings	337,971	338,810
Treasury stock, at cost, 2015: 1,742,132 shares; 2014: 1,677,932 shares	(60,229)	(57,770)
Accumulated other comprehensive loss	(24,658)	(23,479)
TOTAL STOCKHOLDERS’ EQUITY	557,931	560,883

	$1,141,699	$1,127,622

Note: The balance sheet at December 31, 2014 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
	2015	2014
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$745	$(5,193)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	21,084	19,410
Amortization of intangibles	1,148	1,043
Pension settlement expense	1,119	3,691
Share-based compensation expense	1,647	1,568
Provision for losses on accounts receivable	312	84
Deferred income tax provision (benefit)	1,507	(3,493)
Gain on sale of property and equipment	(310)	(214)
Changes in operating assets and liabilities:
Receivables	(902)	(19,268)
Prepaid expenses	(1,689)	(3,163)
Other assets	456	(1,710)
Income taxes	(2,426)	(3,610)
Accounts payable, accrued expenses, and other liabilities	(11,759)	17,065
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,932	6,210

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(16,546)	(8,654)
Proceeds from sales of property and equipment	977	746
Business acquisition, net of cash acquired	(5,170)	—
Capitalization of internally developed software	(2,087)	(1,879)
NET CASH USED IN INVESTING ACTIVITIES	(22,826)	(9,787)

FINANCING ACTIVITIES
Borrowings under credit facilities	70,000	—
Borrowings under accounts receivable securitization program	35,000	—
Payments on long-term debt	(77,254)	(7,765)
Net change in bank overdraft and drafts payable	(2,005)	1,399
Deferred financing costs	(824)	—
Payment of common stock dividends	(1,584)	(819)
Purchase of treasury stock	(2,459)	—
Proceeds from the exercise of stock options	—	1,136
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	20,874	(6,049)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,980	(9,626)
Cash and cash equivalents at beginning of period	157,042	105,354
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$166,022	$95,728

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$163	$102

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31
	2015		2014
	(Unaudited)
	($ thousands, except percentages)
Freight Transportation (ABF Freight)

Operating Income (Loss) ($) Operating Ratio (% of revenues)
Amounts on a GAAP basis	$43	100.0%	$(12,184)	102.8%
Pension settlement expense	840	(0.2)	2,890	(0.7)
Non-GAAP amounts	$883	99.8%	$(9,294)	102.1%

	Three Months Ended March 31
	2015	2014
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation — Consolidated

Net Income (Loss)
Amounts on a GAAP basis	$745	$(5,193)
Pension settlement expense, after-tax(1)	684	2,255
Non-GAAP amounts	$1,429	$(2,938)

Diluted Earnings (Loss) Per Share
Amounts on a GAAP basis	$0.03	$(0.20)
Pension settlement expense, after-tax(1)	0.03	0.09
Non-GAAP amounts	$0.06	$(0.11)

(1)         Consolidated pension settlement expense totaled $1.1 million (pre-tax) and $3.7 million (pre-tax) for the three months ended March 31, 2015 and 2014, respectively.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES — Continued

	Three Months Ended March 31
	2015	2014
	(Unaudited)
	($ thousands)
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

ArcBest Corporation — Consolidated

Net income (loss)	$745	$(5,193)
Interest and other related financing costs	1,002	808
Income tax provision (benefit)	167	(3,762)
Depreciation and amortization	22,232	20,453
Amortization of share-based compensation	1,647	1,568
Amortization of actuarial losses of benefit plans and pension settlement expense(1)	2,193	4,268
Adjusted EBITDA	$27,986	$18,142

(1)         Consolidated pension settlement expense totaled $1.1 million (pre-tax) and $3.7 million (pre-tax) for the three months ended March 31, 2015 and 2014, respectively.

	Three Months Ended March 31 2015			Three Months Ended March 31 2014
	Operating Income (Loss)	Depreciation and Amortization	EBITDA	Operating Income (Loss)	Depreciation and Amortization	EBITDA
	(Unaudited)
	($ thousands)
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

Non-Asset-Based Segments

Premium Logistics (Panther)(2)	$1,195	$2,924	$4,119	$3,364	$2,737	$6,101
Emergency & Preventative Maintenance (FleetNet)	1,170	283	1,453	1,401	174	1,575
Transportation Management (ABF Logistics)	775	284	1,059	535	216	751
Household Goods Moving Services (ABF Moving)	(363)	350	(13)	(841)	349	(492)
Total non-asset-based segments	$2,777	$3,841	$6,618	$4,459	$3,476	$7,935

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results. Management believes EBITDA and Adjusted EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles. Other companies may calculate EBITDA differently, and therefore the Company’s EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended March 31
	2015		2014
	(Unaudited)
	($ thousands)
REVENUES
Freight Transportation (ABF Freight)	$441,207		$428,871

Premium Logistics (Panther)	75,292		72,226
Emergency & Preventative Maintenance (FleetNet)	42,489		41,699
Transportation Management (ABF Logistics)	47,372		29,717
Household Goods Moving Services (ABF Moving)	18,568		14,750
Total non-asset-based segments	183,721		158,392

Other and eliminations	(11,652)		(9,359)
Total consolidated revenues	$613,276		$577,904

OPERATING EXPENSES
Freight Transportation (ABF Freight)
Salaries, wages, and benefits	$278,371	63.1%	$261,154	60.9%
Fuel, supplies, and expenses	79,026	17.9	90,791	21.2
Operating taxes and licenses	11,996	2.7	11,493	2.7
Insurance	5,785	1.3	5,395	1.2
Communications and utilities	3,985	0.9	4,242	1.0
Depreciation and amortization	17,400	3.9	16,338	3.8
Rents and purchased transportation	41,844	9.5	47,420	11.0
Gain on sale of property and equipment	(244)	—	(203)	—
Pension settlement expense(1)	840	0.2	2,890	0.7
Other	2,161	0.5	1,535	0.3
	441,164	100.0%	441,055	102.8%

Premium Logistics (Panther)
Purchased transportation	$56,044	74.4%	$54,573	75.5%
Depreciation and amortization(2)	2,924	3.9	2,737	3.8
Salaries, benefits, insurance, and other	15,129	20.1	11,552	16.0
	74,097	98.4%	68,862	95.3%

Emergency & Preventative Maintenance (FleetNet)	41,319		40,298
Transportation Management (ABF Logistics)	46,597		29,182
Household Goods Moving Services (ABF Moving)	18,931		15,591
Total non-asset-based segments	180,944		153,933

Other expenses and eliminations(1)	(10,112)		(8,382)
Total consolidated operating expenses and costs(1)	$611,996		$586,606

(1)         Pension settlement expense totaled $1.1 million (pre-tax) and $3.7 million (pre-tax) on a consolidated basis for the three months ended March 31, 2015 and 2014, respectively.  For the three months ended March 31, 2015, pre-tax pension settlement expense of $0.8 million was reported by ABF Freight, $0.2 million was reported in Other and eliminations, and $0.1 million was reported by the non-asset-based segments. For the three months ended March 31, 2014, pre-tax pension settlement expense of $2.9 million was reported by ABF Freight, $0.7 million was reported in Other and eliminations, and $0.1 million was reported by the non-asset-based segments.

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended March 31
	2015	2014
	(Unaudited)
	($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation (ABF Freight)	$43	$(12,184)

Premium Logistics (Panther)	1,195	3,364
Emergency & Preventative Maintenance (FleetNet)	1,170	1,401
Transportation Management (ABF Logistics)	775	535
Household Goods Moving Services (ABF Moving)	(363)	(841)
Total non-asset-based segments	2,777	4,459

Other loss and eliminations	(1,540)	(977)
Total consolidated operating income (loss)	$1,280	$(8,702)

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2015	2014	% Change
	(Unaudited)

Freight Transportation (ABF Freight)

Workdays	62.5	63.0

Billed Revenue(1) / CWT	$28.06	$27.05	3.7%

Billed Revenue(1) / Shipment	$372.56	$381.84	(2.4)%

Shipments	1,188,797	1,133,332	4.9%

Shipments / Day	19,021	17,989	5.7%

Tonnage (tons)	789,331	799,811	(1.3)%

Tons / Day	12,629	12,695	(0.5)%

(1)         Revenue for undelivered freight is deferred for financial statement purposes in accordance with ABF Freight’s revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes. Billed revenue has been adjusted to exclude intercompany revenue that is not related to freight transportation services.

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